EXHIBIT 99.1

NEWS RELEASE
------------

FOR IMMEDIATE RELEASE                                            August 15, 2005

Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)

BLUE DOLPHIN ENERGY COMPANY REPORTS SECOND QUARTER RESULTS

Blue Dolphin Energy Company reported a net loss of $514,796 on revenues of $369,429 for the quarter ended June 30, 2005, compared to a net loss of $823,406 on revenues of $345,585 for the quarter ended June 30, 2004. Second quarter 2005 benefited from lower pipeline operating expenses of approximately $205,000. Other expense in 2004 contained a charge of approximately $200,000 associated with a proposed financing transaction that was subsequently terminated.



                    (In thousands, except per share amounts)
                                  Quarter Ended
                                    June 30,
                                    --------
                                                                     Net Change
                                        2005            2004        2005 vs 2004
                                    ------------    ------------    ------------

Revenues                            $        369    $        346    $         23
Net income (loss)                   $       (515)   $       (823)   $        308
Net income (loss) per common share
     Basic                          $      (0.06)   $      (0.12)   $       0.06
     Diluted                        $      (0.06)   $      (0.12)   $       0.06





For the six months ended June 30, 2005, the Company reported a net loss of $711,788 on revenues of $728,459, compared to net loss of $1,343,012 on revenues of $704,516 for the six months ended June 30, 2004. The improvement in second half 2005 results was primarily due to lower pipeline operating expenses of approximately $160,000, lower other expense of approximately $145,000 and higher other income of approximately $189,000. In the first quarter, 2005, we recorded a gain of approximately $140,000 for the placement of our interests in certain oil and gas leases, and a gain of approximately $132,000 due to the elimination of accrued interest pursuant to the restructuring of a promissory note.


                    (In thousands, except per share amounts)
                                Six Months Ended
                                    June 30,
                                    --------
                                                                     Net Change
                                        2005            2004        2005 vs 2004
                                    ------------    ------------    ------------

Revenues                            $        728    $        705    $         23
Net income (loss)                   $       (712)   $     (1,343)   $        631
Net income (loss) per common share
     Basic                          $      (0.09)   $      (0.20)   $       0.11
     Diluted                        $      (0.09)   $      (0.20)   $       0.11





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There are currently 9,157,917 shares of common stock issued and outstanding.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate. Questions should be directed to Gregory W. Starks, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.